Exhibit 10.1
GENERAL CABLE CORPORATION
STOCK INCENTIVE PLAN

STOCK OPTION

GRANT LETTER

The Compensation Committee of the Board of Directors of General Cable Corporation (the “Company”) granted a stock option (“Option”) set forth below pursuant to the General Cable Corporation Stock Incentive Plan (the “Plan”).
The Option has been granted pursuant to the Plan and is subject to the terms and conditions of the Plan, this Grant Letter and the applicable Terms and Conditions. When and if the vesting requirements set forth below are satisfied, the Participant shall be entitled to exercise part or all of the vested and exercisable Option by delivering written notice to the Company and paying the applicable exercise price in accordance with the Terms and Conditions. In the event of any inconsistency between this Grant Letter and the Terms and Conditions or the Plan, the Terms and Conditions or the Plan, as applicable, will govern. Capitalized terms used but not defined in this Grant Letter will have the meaning set forth in the Plan or the Terms and Conditions, as applicable.
PARTICIPANT:
DATE OF GRANT:
NUMBER OF SHARES
SUBJECT TO THE OPTION:
VESTING SCHEDULE:
Except as otherwise set forth in the Terms and Conditions, the vesting of the Option is contingent upon the Participant’s continued employment with the Company and the Subsidiaries through the applicable vesting date.

GENERAL CABLE CORPORATION
STOCK INCENTIVE PLAN
TERMS AND CONDITIONS

STOCK OPTION
1.Terms and Conditions. These Stock Terms and Conditions (the “Terms and Conditions”) are made and entered into as of the date of grant (the “Date of Grant”) specified in the Stock Option Grant Letter to which these Terms and Conditions relate (the “Grant Letter”), between General Cable Corporation, a Delaware corporation (the “Company”), and the participant designated in the Grant Letter (the “Participant”) pursuant to the General Cable Corporation Stock Incentive Plan (the “Plan”). Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan. It is the intent of the Company and the Participant that the Option (as defined in Paragraph 2 below) will not qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).
2.Grant. The Participant is granted an option to purchase a number of shares of the Common Stock of the Company (the “Option”). The Option is granted as provided for under the Plan and is subject to the terms and conditions set forth in the Plan, the Grant Letter and the Terms and Conditions. The Option granted hereunder is a matter of separate inducement and is not in lieu of salary or other compensation for the services of a Participant who is an employee of the Company or any of its Subsidiaries. Except as otherwise provided in Paragraphs 5 and 6 below, the Option shall vest according to the vesting schedule set forth in the Grant Letter (the “Vesting Schedule”) only if the Participant continues in employment through the vesting date set forth in the Vesting Schedule.
3.Exercise Price.     The exercise price of the Option is specified in the Grant Letter (the “Exercise Price”).
4.Exercise of the Option.
(a)    When the Option becomes vested in accordance with the Vesting Schedule or Paragraphs 5 or 6, as applicable, the Participant may exercise part or all of the vested and exercisable Option by delivering written notice to the Corporate Secretary of the Company at the principal place of business of the Company, specifying the Option being exercised and the number of shares to be purchased.
(b)    The Exercise Price shall be paid by the Participant on the date the Option is exercised and prior to issuance of the shares of Common Stock. The Exercise Price shall be paid in cash or, in the discretion of the Committee, (i) by the delivery of shares of Common Stock then owned by the Participant (or by attestation to such ownership), (ii) by the withholding of shares of Common Stock for which the Option is exercisable, (iii) by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the Exercise Price, under procedures acceptable to the Company, or (iv) by a combination of these methods. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan. Any shares of Common Stock delivered in payment of the Exercise Price shall be valued at their Fair Market Value on the date the Option is exercised.
(c)    The Company’s obligation to deliver shares of Common Stock upon exercise of the Option shall be subject to all applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate by the Committee.

(d)    Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.
(e)    In no event may the Participant exercise the Option for a fraction of a share.
5.Termination of Employment.
(a)    In the event of the termination of the Participant’s employment prior to the applicable vesting date, the Participant shall forfeit any unvested portion of the Option, unless otherwise provided in this Paragraph 5 or Paragraph 6 below.
(b)    If the Participant’s employment terminates prior to the applicable vesting date on account of the Participant’s death or Disability (as defined below), any unvested portion of the Option will vest as of the date of the Participant’s death or Disability. For purposes of the Option, “Disability” shall mean the Participant is, by reason of a mental or physical impairment, eligible to receive long-term disability benefits under the applicable long-term disability plan of the Company.
(c)    If the Participant’s employment is terminated for Cause, the Option (including any vested portion thereof) shall immediately be forfeited and the Participant shall not have any further rights in respect thereof.
(d)    Any portion of the Option that vests upon termination of employment pursuant to this Paragraph 5 shall be exercisable in accordance with Paragraph 4 above. Any portion of the Option that does not vest upon termination of employment shall be forfeited and the Participant shall not have any right in respect thereof.
6.Change in Control. In the event of a Change in Control, the Committee may take such actions with respect to the Option as it deems appropriate pursuant to the Plan; provided that, if the Option continues in effect after a Change in Control and the Participant’s employment is terminated by the Company without Cause or the Participant terminates employment for Good Reason, upon or within 12 months following the Change in Control, any unvested portion of the Option shall become fully vested upon such termination of employment.
7.Termination of the Option.
(a)    The Option shall remain exercisable until the tenth anniversary of the Date of Grant, unless it is terminated at an earlier date pursuant to the provisions of the Terms and Conditions or the Plan.
(b)    In the event of termination of the Participant’s employment, the Option, to the extent vested as of the date thereof (including pursuant to Paragraph 5 or 6 above) shall terminate immediately after the first to occur of: (i) one year after termination of the Participant’s employment on account of death or Disability; (ii) three years after termination of the Participant’s employment on account of Retirement; (iii) 90 days after termination of the Participant’s employment for any reason other than on account of death, Disability, Retirement or for Cause; and (iv) immediately upon termination of the Participant’s employment for Cause. For purposes of the Option, “Retirement” shall mean termination of employment (other than for Cause) after the Participant has attained age 62 and has completed ten years of service with the Company and its Subsidiaries.
(c)    For the avoidance of doubt, no portion of the Option may be exercised upon or after the tenth anniversary of the Date of Grant.

8.Rights as Shareholder. The Option shall be subject to the vesting requirements and other restrictions as provided in the Terms and Conditions. The Participant shall not have any of the rights of a shareholder with respect to the shares of Common Stock underlying the Option until the Option is exercised and such shares are delivered to the Participant. Upon the delivery of shares of Common Stock upon exercise, the Participant shall have all the rights of a shareholder with respect to such shares of Common Stock, including, but not limited to, the right to vote such shares of Common Stock and to receive all dividends and other distributions paid with respect to them, and all such shares of Common Stock shall be evidenced by one or more certificates.
9.Non-Transferability. During the Participant’s lifetime, the Option may not be assigned, sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of and shall be exercisable only by the Participant. Any attempt by the Participant to dispose of the Option in any such manner shall result in the immediate forfeiture of the Option. Upon the death of the Participant, the Option shall be exercisable only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights with respect to the Option shall pass by will or the laws of descent and distribution.
10.Tax and Social Insurance Withholding. Regardless of any action the Company and/or the Subsidiary which employs the Participant (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility, and the Company and the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting of the Option, the exercise of the Option or the subsequent sale of any shares of Common Stock acquired pursuant to the Option and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.
Prior to the delivery of the shares of Common Stock upon the exercise of the Option, if any taxing jurisdiction requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole shares of Common Stock otherwise issuable upon the exercise of the Option that have an aggregate Fair Market Value (as defined under the Plan) sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the shares of Common Stock (or as otherwise determined by the Company in its sole discretion). The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. Alternatively, the Company and/or the Employer may, in their discretion, withhold any amount necessary to pay the Tax-Related Items from the Participant’s salary/wages, cash amounts payable under hereunder or other amounts payable to the Participant, with no withholding in shares of Common Stock.
In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock or through the withholding from the Participant’s salary/wages, cash amounts payable hereunder or other amounts payable to the Participant, no shares of Common Stock will be issued upon exercise of the Option unless and until satisfactory arrangements (or as otherwise determined by the Committee) have been made by the Participant with respect to the payment of any Tax-Related Items which the Company and/or the Employer determine, in its sole discretion, must be withheld or collected with respect to the Option. If the Participant is subject to taxation in more than one jurisdiction, the Participant acknowledges that the Company, the Employer or another Subsidiary may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting this grant of the Option, the Participant expressly consents to the withholding of shares of Common Stock and/or the withholding of amounts from the Participant’s salary/wages or other amounts payable to the Participant as provided for hereunder. All other Tax-Related Items related to the Option and any shares of Common Stock delivered upon exercise thereof are the Participant’s sole responsibility.
11.Legend. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing any shares of Common Stock delivered to the Participant hereunder shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws.
12.Common Stock Subject to Securities Law. The Participant covenants and agrees with the Company that if, with respect to the Option or any shares of Common Stock delivered to the Participant pursuant to the Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the Option or shares of Common Stock delivered pursuant to the Option, (i) that he or she takes the Option or such shares of Common Stock for his or her own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares of Common Stock shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares of Common Stock being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Participant shall, prior to any offer for sale of such shares of Common Stock, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Participant agrees that the certificates evidencing such shares of Common Stock shall bear a legend to the effect of the foregoing.
13.Option Subject to Plan. The Terms and Conditions and the Grant Letter are subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions, except as permitted by the Plan. In the event, however, of any conflict between the provisions of the Terms and Conditions, the Grant Letter or the Plan and the provisions of an employment or change-in-control agreement between the Company and the Participant, the provisions of the latter shall prevail, to the extent consistent with the Plan.
14.Clawback. The Option and any shares of Common Stock or value received pursuant to the Option will be subject to all applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company’s Board of Directors from time to time. In addition, in the event that the Participant engages in any activity, before or after termination of employment, that would be grounds for termination of the Participant’s employment for Cause, or if otherwise permitted or required pursuant to any clawback or recoupment policy of the Company, the Committee may in its discretion:
(a)    determine that the Participant shall immediately forfeit the outstanding portion of the Option (without regard to whether it is vested), and the outstanding portion of the Option shall immediately terminate, and
(b)    require the Participant to return to the Company any cash or shares of Common Stock of the Company received pursuant to the Option; provided that, if the Participant has disposed of any shares of Common Stock received pursuant to the Option, the Committee may require the Participant to pay to the Company, in cash, the Fair Market Value of such shares of Common Stock as of the date of disposition (less the Exercise Price paid by the Participant). The Committee shall exercise the right of recoupment provided in this Paragraph 14(b) within 180 days after the Committee’s discovery of the applicable activity or within any other period permitted pursuant to any applicable clawback or recoupment policy.
For purposes of this Paragraph 14, the Participant expressly and explicitly authorizes the Company to issue instructions, on behalf of the Participant, to any brokerage firm and/or third party administrator engaged by the Company to hold shares of Common Stock and other amounts acquired under the Plan to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts held on behalf of the Participant to the Company.
15.EU Age Discrimination. For purposes of the Option, if the Participant is a resident of and employed in a country that is a member of the European Union, the grant of the Option and the Grant Letter and Terms and Conditions are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent a court or tribunal of competent jurisdiction determines that any provision of the Terms and Conditions is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
16.Forced Sale of Shares; Compliance with Laws; Repatriation. Notwithstanding anything in the Terms and Conditions or the Grant Letter to the contrary, if required by applicable law or foreign exchange rules or regulations, the Company may, in its sole discretion, require the Participant to immediately sell any or all shares of Common Stock issued in connection with the Option (in which case, the Company shall have the authority to issue sales instructions in relation to such shares of Common Stock on the Participant’s behalf).
The Participant agrees, as a condition of the grant of the Option, to repatriate all payments attributable to the Option and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to the Option) in accordance with all foreign exchange rules and regulations applicable to the Participant. In addition, the Participant also agrees to take any and all actions, and consents to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with all applicable laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under all applicable laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).
17.Code Section 409A. The Option is intended to be exempt from Section 409A of the Code.
18.No Right to Continued Employment. Nothing contained in the Plan, the Terms and Conditions or the Grant Letter shall confer upon the Participant any right to continued employment nor shall it interfere in any way with the right of the Employer to terminate the employment of the Participant at any time.
19.Discretionary Nature of Plan; No Vested Rights. The Participant acknowledges and agrees that the Plan is discretionary in nature and may be amended, suspended, or terminated by the Company, in its sole discretion, at any time. The grant of the Option under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of a stock option or any other award under the Plan or other benefits in lieu thereof in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of shares of Common Stock subject to the grant, and the vesting provisions. Any amendment, suspension or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Employer.
20.Extraordinary Benefit. The value of the Option and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Participant’s employment (and the Participant’s employment contract, if any). Any grant under the Plan, including the grant of the Option, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.
21.Consent to Collection, Use, Processing, and Transfer of Data. Pursuant to applicable personal data protection laws, the Company and the Employer hereby notify the Participant of the following in relation to the Participant’s personal data and the collection, use, processing and transfer of such data in relation to the Company’s grant of the Option and the Participant’s participation in the Plan. The collection, use, processing and transfer of the Participant’s personal data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan. The Participant’s denial and/or objection to the collection, use, processing and transfer of personal data may affect the Participant’s participation in the Plan. As such, the Participant voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.
The Company and the Employer hold certain personal information about the Participant, including name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all stock options, or any other awards or entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company and the Employer each will process the Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logic and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence (and country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.
The Company and the Employer each will transfer Data internally as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company and the Employer each may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Participant hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Participant’s behalf by a broker or other third party with whom the Participant may elect to deposit any shares of Common Stock acquired pursuant to the Plan.
The Participant may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting the Employer’s local Human Resources Manager or the Company’s Human Resources Department.
22.Private Placement. The grant of the Option is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under U.S. or local law) and the grant of the Option is not subject to the supervision of the local securities authorities (unless otherwise required under U.S. or local law).
23.Electronic Delivery of Documents. The Company may, in its sole discretion, decide to deliver any documents related to the Option or other awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including a website maintained by Fidelity Stock Plan Services.
24.English Language. The Participant acknowledges and agrees that it is the Participant’s express intent that the Terms and Conditions, the Grant Letter, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If the Participant has received the Terms and Conditions, the Grant Letter, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.
25.Addendum. Notwithstanding any provisions herein to the contrary, the Option shall be subject to any special terms and conditions for the Participant’s country of residence (and country of employment, if different), as may be set forth in an addendum to the Terms and Conditions (the “Addendum”). Further, if the Participant transfers the Participant’s residence and/or employment to another country, the special terms and conditions reflected in the Addendum, if any, for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). In all circumstances, any applicable Addendum shall constitute part of the Terms and Conditions.
26.Additional Requirements. The Company reserves the right to impose other requirements on the Option, any shares of Common Stock acquired pursuant to the Option and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the Option and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
27.Binding Effect. The Terms and Conditions and the Grant Letter shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives successors and assigns.
28.Governing Law/Severability. All questions concerning the construction, validity and interpretation of the Option and the Plan shall be governed and construed according to the laws of the Commonwealth of Kentucky, without regard to the application of the conflicts of laws provisions thereof. Any disputes regarding the Option or the Plan shall be brought only in the state or federal courts of the Commonwealth of Kentucky. In the event that any provision of the Terms and Conditions shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
29.Entire Agreement. The Terms and Conditions and the Grant Letter constitute the entire agreement between the parties hereto, and all prior oral and written representations are merged into the Terms and Conditions. The headings in the Terms and Conditions are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of the Terms and Conditions or any provision hereof.
30.By electronically acknowledging and accepting the grant of the Option, following the date of the Company’s electronic notification to the Participant through online acceptance pursuant to the Fidelity Stock Plan Services website, the Participant (a) acknowledges receipt of the Plan incorporated herein, (b) acknowledges that he or she has read the Grant Letter, any applicable Addendum and these Terms and Conditions and understands the terms and conditions of them, (c) accepts the Option described in these Terms and Conditions, (d) agrees to be bound by the terms of the Plan, the Grant Letter, any applicable Addendum and these Terms and Conditions, and (e) agrees that all decisions and determinations of the Committee with respect to the Option shall be final and binding.
THE PARTICIPANT MUST ACKNOWLEDGE AND ACCEPT THE OPTION WITHIN 45 DAYS FROM DATE OF GRANT.